SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                                  May 5, 1995
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



       Delaware                       1-2572             73-0383100
(State or other jurisdiction        (Commission         (IRS Employer
   of incorporation)                File Number)      Identification No.)



                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)

Item 5. Other Information.

The Oklahoma Corporation Commission (Commission), in an order issued April 27, 1995, established a cap of $2.68 per thousand cubic feet of gas (Mcf) on the price to be applied to gas volumes received by the Company in its approved Payment-In-Kind program.

Prior to the order, the gas was priced at the weighted average cost of gas. This is currently approximately 60 cents per Mcf higher than the cap. The Commission action will have the effect of reducing revenue.

The Commission is expected to consider further the Payment-In-
Kind program during the Company's rate proceeding now pending before the Commission, in which an order is expected before the end of June.

The Company has until May 30, 1995, to file an appeal of the ruling.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 5th day of May, 1995.


                                          ONEOK Inc.

                                          By: (J. D. NEAL)
                                               J. D. Neal
                                               Vice President, Chief
                                               Financial Officer, and
                                               Treasurer